ASSET PURCHASE AGREEMENT

         Asset  Purchase   Agreement,   dated  as  of  November  21,  1999  (the
"Agreement"), by and between Creative Expressions Group, Inc., a Delaware corporation ("Seller"), with its principal place of business at 7240 Shadeland Station, Suite 300, Indianapolis, Indiana 46256, and The Fonda Group, Inc., a Delaware corporation ("Buyer"), with its principal place of business at 2920 North Main Street, Oshkosh, Wisconsin 54901.

                                    RECITALS

         WHEREAS, Seller is engaged in the business of marketing and selling paper and plastic products to the party goods industry (the "Business"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets of the Business on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.       Purchase and Sale of Assets

         1.1 Acquired Assets. On the terms and subject to the conditions of this Agreement, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, on an "as-is, where-is" basis and without any representations and warranties, all of the right, title and interest of Seller in and to (a) the intangible assets of Seller set forth on
Schedule 1.1 (the "Intangible Assets") (b) the Inventory (as hereinafter defined) and (c) the Encumbered Inventory (as hereinafter defined) (collectively, the "Acquired Assets").

         1.2 Excluded Assets. Seller is not hereby selling, and Buyer is not hereby purchasing, Seller's interest in any assets of Seller not set forth on
Schedule 1.1.

         1.3 Transfer of Assets. (a) The transfer of the Intangible Assets and the Inventory as contemplated by this Agreement shall be made by Seller free and clear of all mortgages, pledges, security interests, liens, claims, charges, liabilities, obligations and encumbrances (collectively, "Liens") of any kind or nature whatsoever, and shall be effected by delivery to Buyer of an Assignment and such other instruments of transfer and assignment as shall be necessary or appropriate to transfer and assign the Intangible Assets and the Inventory to Buyer and as shall be reasonably requested by Buyer.

         (b) Except for those Liens set forth on Schedule 1.3(b), the transfer of the Encumbered Inventory as contemplated by this Agreement shall be made by Seller free and clear of all Liens of any kind or nature whatsoever, and shall be effected by delivery to Buyer of such instruments of transfer and assignment as shall be necessary or appropriate to transfer and assign the Encumbered Inventory to Buyer and as shall be reasonably requested by Buyer.

         (c) Seller shall, at any time and from time to time after the Closing Date (as hereinafter defined), execute and deliver such other instruments of transfer and assignment and do all such further acts and things as may be reasonably requested by Buyer to transfer, assign
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and deliver to Buyer or to aid and assist  Buyer in  collecting  and reducing to possession, any and all of the Acquired Assets, or to vest in Buyer good and valid title to the Acquired Assets.

         1.4 No Assumption of Liabilities. Except for those obligations, debts, claims or liabilities set forth on Schedule 1.4 (the "Assumed Liabilities"), by executing this Agreement and acquiring the Acquired Assets in the manner contemplated hereunder, Buyer in no way assumes or becomes liable for any obligation, debt, claim or liability of Seller.

2.       Purchase Price and Payment; Allocation; Closing

         2.1 Purchase Price and Payment. The aggregate purchase consideration for the Acquired Assets (the "Purchase Price") shall be $41 million, payable to Seller or its designee(s) as follows:

         (a) Upon execution of this Agreement, Buyer shall make a contract deposit having an agreed aggregate value of $3,612,602.38 as follows:

                  (i) $3,081,042.65 by canceling that certain Restated and Amended Promissory Note, dated March 12, 1998, made by Seller in favor of Buyer, in the original principal amount of $2.6 million and having an outstanding principal balance in such amount as of the date hereof; and

                  (ii) $531,559.73 by canceling those certain warrants issued on March 12, 1998 by Seller to Buyer for the purchase of 3.065 shares of common stock, par value $.01 per share, of Seller;

         (b) At the Closing, in exchange for the assignment and transfer to Buyer of the Intangible Assets, Buyer shall pay and deliver to Seller aggregate consideration having an agreed aggregate value of $16 million as follows:

                  (i)      cash in the amount of $12 million; and

                  (ii) $4 million by Buyer assigning to Seller, pursuant to documentation reasonably satisfactory to Seller in form and substance, that certain Promissory Note, dated March 24, 1998, made by Cellu Tissue Corporation Natural Dam in favor of Buyer, in the original principal amount of $3.75 million; and

         (c) From time to time, but no later than sixty (60) days following the Closing Date, Buyer shall pay the aggregate sum of $21,387,397.62 as follows:

                  (i)      as  Buyer  purchases  the  Inventory,   cash  in  the
                           aggregate amount of $16,387,397.62; and

                  (ii) when Buyer purchases the Encumbered Inventory, $5 million by the assumption by Buyer of the Assumed Liabilities.

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         For purposes  hereof,  "Inventory"  shall mean the first $20 million in book value of inventory acquired by Buyer, and "Encumbered Inventory" shall mean the remaining $5 million in book value of inventory acquired by Buyer, which Encumbered Inventory shall be acquired on the date on which Buyer assumes the Assumed Liabilities and shall be subject to the Liens set forth on Schedule 1.3(b).

         2.2 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 2.2.

         2.3 Consummation of Transactions. The consummation of the transactions provided for in Section 2.1(a) of this Agreement shall take place on the date hereof. The consummation of the transactions provided for in Section 2.1(b) of this Agreement (the "Closing") shall take place on December 3, 1999, or such other date or time as may be fixed by mutual agreement of the parties (the "Closing Date"). The consummation of the transactions provided for in Section 2.1(c) of this Agreement shall take place within sixty (60) days following the Closing Date.

3.       Satisfaction of Seller Trade Payables

         3.1 Additional Assets. Following the indefeasible payment in full of all Obligations (as defined in Amendment No. 3, dated September 21, 1999, to the Revolving Credit, Term Loan and Security Agreement, dated as of March 12, 1998, among Seller, the lenders named therein and PNC Bank, National Association, as agent) and the indefeasible payment in full of all obligations of Seller to Albion Alliance Mezzanine Fund, L.P., The Equitable Life Assurance Society of the United States, and Cellu Tissue Holdings, Inc., respectively, and provided that Buyer is not in default of any of its obligations under this Agreement, if there shall be any outstanding trade payables (the "Seller Trade Payables") owed to Buyer by Seller, Buyer shall at any time thereafter have the right, in its sole discretion, to take possession of any current assets or non-current assets of Seller (the "Additional Assets") in satisfaction of the Seller Trade Payables; provided, however, that the aggregate value of the Additional Assets shall not exceed the total amount of Seller Trade Payables.

         3.2 Valuation. For purposes of computing the value of the Additional Assets, current assets of Seller shall be valued at book value and non-current assets of Seller shall be valued at appraised value.

4.       Miscellaneous

         4.1 Bulk Sales Laws. Buyer hereby waives compliance with the provisions of any bulk transfer laws applicable to the transactions contemplated by this Agreement. Seller agrees promptly and diligently to pay and discharge when due or to contest or litigate all claims of creditors that are asserted against Buyer by reason of any non-compliance with such laws.

         4.2 Modifications. There can be no waiver of any of the terms and conditions of this Agreement or any amendment hereof except as expressly set forth in a writing signed by an authorized representative of Buyer and Seller. No course of dealing and no trade custom shall be deemed to modify this Agreement, and Seller's acknowledgment or confirmation of any writing from Buyer which is in conflict with the terms and conditions hereof shall not constitute a modification of this Agreement.

         4.3 Survival. The provisions of this Agreement shall survive the Closing and the delivery of the Assignment and any other instruments of transfer, conveyance or assignment covering the Acquired Assets.

         4.4 Governing Law. The laws of the State of New York, irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

         4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

         4.6 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.


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               IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this
Agreement as of the date first written above.


         THE FONDA GROUP, INC.


         By: /s/ Hans H. Heinsen
         -----------------------------
         Name:  Hans H. Heinsen
         Title: Chief Financial Officer


         CREATIVE EXPRESSIONS GROUP, INC.


         By: /s/ Hans H. Heinsen
         -----------------------------
         Name:  Hans H. Heinsen
         Title: Chief Financial Officer